QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-4 of our reports dated March 29, 2006 relating to the financial statements and financial statement schedule of Visant Holding Corp. and Visant Corporation as of and for the year ended December 31, 2005, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                      /s/ Deloitte & Touche LLP

New York, New York
June 23, 2006

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM